UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2018

VOLT INFORMATION SCIENCES, INC.

(Exact name of registrant as specified in its charter)

New York	001-9232	13-5658129
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 Charles Lindbergh Blvd, Uniondale, New York 11553

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (516) 228-6700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 7, 2018, Linda Perneau, interim President and Chief Executive Officer of Volt Information Sciences, Inc. (the “Company”), was appointed President and Chief Executive Officer of the Company. Ms. Perneau was also appointed by the Company’s Board of Directors to serve as a director of the Company.

Ms. Perneau, age 53, joined the Company in February 2018 as an executive advisor to the Company’s international business, and transitioned to the role of President of Volt Workforce Solutions in May 2018. On June 6, 2018, Ms. Perneau was appointed interim President and Chief Executive Officer of the Company. Prior to joining the Company, Ms. Perneau held a number of senior-level positions in the General Staffing Division of Randstad US, most recently as its Co-President. She previously served as that division’s Chief Operating Officer from July 2015 to January 2017, as a Division President from April 2012 to July 2015, and as an Executive Vice President from December 2011 to April 2012. Ms. Perneau’s experience in the staffing industry also includes serving as Executive Vice President at SFN Group (Spherion), Senior Vice President (Southeast Division) at Adecco, and Area Manager-West Region for Kelly Services.

In connection with her appointment as President and Chief Executive Officer, Ms. Perneau’s annual base salary was increased to $650,000 and her target annual bonus opportunity will be 100% of her annual base salary. Ms. Perneau will not receive any additional compensation in connection with her role as a director of the Company.

Ms. Perneau does not have any family relationships with any of the Company’s directors or executive officers and has no direct or indirect interest in any transaction with the Company that would qualify as a related party transaction under Item 404(a) of Regulation S-K. There is no arrangement or understanding between Ms. Perneau and any other person pursuant to which she was appointed to the role of director or President and Chief Executive Officer.

Item 8.01. Other Events.

On November 8, 2018, the Company issued a press release stating that its Board of Directors had concluded its previously announced evaluation of strategic alternatives. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated by reference herein in its entirety.

The information in this report is being furnished, not filed. Accordingly, the information in this report will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release issued by Volt Information Sciences, Inc. dated November 8, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Volt Information Sciences, Inc.

Date: November 8, 2018	By:	/s/ Nancy Avedissian
Nancy Avedissian
Senior Vice President, General Counsel & Corporate Secretary